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                                                                     EXHIBIT 2.2


                              AMENDMENT NO. 1 TO

                     AGREEMENT AND PLAN OF REORGANIZATION

  THIS AMENDMENT NO. 1 (the "Amendment" to the Agreement and Plan of Reorganization dated as of July 24, 1998 (the "Reorganization Agreement") by and among Infoseek Corporation, a Delaware corporation ("Parent"), Steelhead Acquisition Corp., an Oregon corporation and a wholly-owned subsidiary of Parent ("Sub"), Quando, Inc., an Oregon corporation (the "Company"), David Billstrom and William Neuhauser (individually, a "Principal Shareholder" and collectively, the "Principal Shareholders"), and, with respect to Article VII only, U.S. Bank Trust, N.A. as Escrow Agent (the "Escrow Agent"), and Stanton
R. Koch (the "Shareholder Representative") is effective as of December 7, 1998 by and among Parent, Sub, the Company, the Principal Shareholders, the Escrow Agent and the Shareholder Representative.

                                   RECITALS

  A. Infoseek Corporation, a California corporation ("Infoseek California"), Sub, the Company, the Principal Shareholders, the Escrow Agent and the Shareholder Representative entered into the Reorganization Agreement providing for the merger of Sub with and into the Company.

  B. Infoseek California assigned all of its rights and delegated all of its responsibilities to Parent prior to the date hereof pursuant to that certain Assignment and Assumption Agreement dated December 4, 1998 (the "Assignment Agreement").

  C. Parent, Sub, the Company and the Principal Shareholders desire to make certain amendments to the Reorganization Agreement as set forth in this Amendment.

  NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

  A. The Reorganization Agreement shall be amended as follows:

    1. The parties acknowledge that the Reorganization Agreement has been assigned to and assumed by Parent pursuant to the Assignment Agreement. All references to Parent in the Reorganization Agreement shall refer to Infoseek California prior to the date of the Assignment Agreement and to Parent on and after the date of the Assignment Agreement.

    2. The fourth Recital of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "WHEREAS, the parties intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    3. The definition of "Adjusted Dollar Amount" under Section 1.6 of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "Adjusted Dollar Amount" shall mean an amount equal to $17,310,000 minus: (i) the amount by which the Estimated Net Liabilities (excluding Estimated Third Party Expenses reflected

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on the Estimated Balance Sheet) exceeds $405,739 and (ii) the amount by which the Estimated Third Party Expenses (excluding those Estimated Third Party Expenses described in Section 5.4(d)) exceed $50,000."

    4. The definition of "Meeting Price" under Section 1.6 of the
Reorganization Agreement is hereby amended and restated in full to read as follows:

      "Meeting Price" shall mean the average closing sale price of the Parent Common Stock as reported on the Nasdaq National Market for the ten (10) consecutive trading days ending on the third business day prior to the date of the filing of the Registration Statement on Form S-4; provided, however, that if the Registration Statement on Form S-4 receives full or partial review by the SEC, the Meeting Price shall mean the average closing sale price of the Parent Common Stock as reported on the Nasdaq National Market for the ten (10) consecutive trading days ending on the third business day prior to the date of effectiveness of the Registration Statement on Form S-4."

    5. Section 1.6 of the Reorganization Agreement is hereby amended to include the following new definition:

      "Registration Statement on Form S-4" shall mean the Registration Statement on Form S-4 to be filed by Parent with the SEC pursuant to Section 5.1(a) hereto.

    6. The definition of "SEC" under Section 1.6 of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "SEC"  shall mean the United States Securities and Exchange Commission."

    7. Section 1.12 of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code and shall be accounted for under the purchase method of accounting under GAAP. Each party has consulted with its own tax advisors and accountants with respect to the tax and accounting consequences, respectively, of the Merger."

    8. Section 2.26 of the Reorganization Agreement is hereby deleted and replaced with the words "Intentionally Omitted."

    9. The first sentence of Section 2.27 of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      The information supplied by the Company for inclusion in the Registration Statement on Form S-4 and the Proxy Statement (as defined in
Section 5.1 below) or Shareholder Information Statement (as defined in Section 5.1), as the case may be, will not on the date it (or any amendment or supplement thereto) is declared effective by the SEC, the date it is first sent to Company's shareholders, at the time of the Company Shareholders Meeting, if any, and at the Effective Time, contain any statement which, at such time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading."

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    10. The first sentence of Section 3.1 of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware."

    11. The first sentence of Section 3.2 of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "Parent has heretofore furnished to the Company a complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date."

    12. The first sentence of Section 3.7 of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "The information supplied by Parent for inclusion in the Registration Statement on Form S-4 and the Proxy Statement or Shareholder Information Statement, as the case may be, will not, on the date it (or any amendment or supplement thereto) is declared effective by the SEC, the date it is first mailed to Company's shareholders, at the time of the Company Shareholders Meeting, if any, and at the Effective Time, contain any statement which, at such time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading."

    13. Section 4.1(g) of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "Except for the issuance of no more than 160,000 shares of the Company Common Stock in full payment of certain fees owing to Lisa Gansky, issue, grant, deliver or sell, contract to issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock (other than upon the exercise of currently outstanding stock options) or securities convertible into or exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities;"

    14. Section 4.1(q) of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "Except for the issuance of no more than 160,000 shares of the Company Common Stock in full payment of certain fees owing to Lisa Gansky, pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;"

    15. Section 4.1(v) of the Reorganization Agreement is hereby deleted and replaced with the words "Intentionally Omitted."

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    16. Section 5.1 is hereby amended and restated in full to read as follows:

      "Registration Statement; Preparation of Shareholder Solicitation Materials; Shareholder Consent or Meeting.

      (a) As soon as practicable after the date of this Agreement, Parent and the Company shall jointly prepare and cause to be filed with the SEC preliminary shareholder solicitation materials, which shall be in the form of a shareholder information statement (the "Shareholder Information Statement") or a proxy statement (the "Proxy Statement"), as determined jointly by Parent and the Company, for the solicitation of approval of the shareholders of the Company of this Agreement, the Merger and the transactions contemplated hereby. Parent shall also prepare and cause to be filed with the SEC the Registration Statement on Form S-4, in which the Shareholder Information Statement or Proxy Statement, as the case may be, will be included as a prospectus, with respect to those shares of Parent Common Stock issuable in the Merger. Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Shareholder Information Statement or Proxy Statement, as the case may be, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Shareholder Information Statement or Proxy Statement, as the case may be. The Shareholder Information Statement or Proxy Statement, as the case may be, shall include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger. Each of Parent and the Company shall use all reasonable efforts to cause the Registration Statement on Form S-4 and the Shareholder Information Statement or Proxy Statement, as the case may be, to comply with applicable law and the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff, to have the Registration Statement on Form S-4 declared effective under the Securities Act as promptly as practicable after it is filed with the SEC and to cause the Shareholder Information Statement or Proxy Statement, as the case may be, to be mailed to the Company's shareholders as promptly as practicable after the Registration Statement on Form S-4 is declared effective under the Securities Act. If any event relating to Parent or the Company occurs, or if Parent or the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Registration Statement on Form S-4 or the Shareholder Information Statement or Proxy Statement, as the case may be, then Parent or the Company, as applicable, shall inform the other thereof and shall cooperate with each other in filing such amendment or supplement with the SEC, and, if appropriate, in mailing such amendment or supplement to the Company's shareholders.

      (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger: (i) will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of the Company Capital Stock who is receiving shares of registered Parent Common Stock has an address of record or be exempt from such registration; and (ii) will be approved for quotation at the Effective Time on the Nasdaq National Market; provided, however, that the Parent shall not, pursuant to the foregoing, be required (I) to qualify to do business as a foreign corporation in any jurisdiction in which it is not currently qualified or (II) to file a general consent to

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service of process in any jurisdiction with respect to matters unrelated to the issuance of Parent Common Stock pursuant hereto.

      (c) The Company shall, pursuant to Oregon Law, and its Articles of Incorporation and Bylaws, properly notice, convene and hold a shareholders' meeting to vote on this Agreement and the transactions contemplated hereby on or about December 21, 1998 (the "Company Shareholders Meeting"), provided, however, that such date may be delayed up to forty-eight (48) days by Parent in the event Parent or the Company reasonably required additional time to obtain the effectiveness of, amend or supplement the Registration Statement on Form S-4, or to close the transactions contemplated by this Agreement; provided, further, that the Company Shareholders Meeting may be held on such other date as Parent and the Company may mutually agree; and, provided, further, that in the event that the Company receives the written consent of the holders of 100% of the outstanding shares of Company Capital Stock on or before two business days prior to the proposed date of the Company Shareholder Meeting (as such date may be delayed pursuant to this Section 5.1(c)), the Company Shareholders Meeting need not be held."

    17. Section 5.4(a) of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "Whether or not the Merger is consummated, except as set forth in Sections 5.4(b), (c) and (d), all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, investment banking, broker, financial advisory, consulting and fees paid to Lisa Gansky in excess of $310,000 and all other fees expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses."

    18. Section 5.4(b) of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "In the event that the Merger is consummated, Parent agrees to pay those Third Party Expenses incurred by the Company and paid by or payable to Lisa Gansky, the Company's legal counsel and the Company's accountants, and Parent shall have full recourse to the Escrow Fund (as defined herein) for payment of all Third Party Expenses (except for those Third Party Expenses described in
Section 5.4(d)) incurred by the Company exceeding the greater of (i) the Estimated Third Party Expenses (other than those Third Party Expenses described in Section 5.4(d)) and (ii) $50,000. The Company shall not, however, be obligated to refund or otherwise pay any amounts into the Escrow Fund or to the Company's shareholders in the event that the actual Third Party Expenses (not including those Third Party Expenses described in Section 5.4(d)) are less than the greater of (i) the Estimated Third Party Expenses (except for those Third Party Expenses described in Section 5.4(d)) and (ii) $50,000."

    19. Section 5.4 of the Reorganization Agreement is hereby amended to include subsection (d), as follows:

      "(d) In the event that the Merger is consummated, the Parent agrees to pay up to $100,000 of the legal and accounting fees actually incurred (as supported by proper documentation)

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by the Company in negotiating and executing the Amendment to the
Reorganization Agreement, and in the preparation and filing of the Registration Statement on Form S-4.

    20. The third sentence of Section 5.13 of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "In the event that Parent relocates the Company's operations to the Seattle, Washington Area within two (2) years after the Closing Date, Parent will pay the reasonable and properly documented relocation expenses of all current employees of the Company that relocate to the Seattle, Washington Area with the Company and/or Surviving Corporation; provided, however, that the Parent's aggregate obligation to pay relocation expenses under this section shall not exceed $100,000."

    21. Section 5.16 of the Reorganization Agreement is hereby amended and restated in full to read as follows:

      "Purchase Accounting. The combination to be effected by the Merger shall be accounted for under the purchase method of accounting."

    22. Section 6.2 of the Reorganization Agreement shall be amended to remove subsection (c), and to replace such subsection with the words "Intentionally Omitted."

    23. Section 6.3 of the Reorganization Agreement shall be amended to remove subsections (e), (g) and (p), and to replace such subsections with the words "Intentionally Omitted."

    24. The first sentence of Section 7.1 of the Reorganization Agreement shall be amended and restated in full to read as follows:

      "All of the Company's and Principal Shareholders' representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until June 30, 1999 (the "Expiration Date")."

    25. The first sentence of Section 7.2(a) of the Reorganization Agreement shall be amended and restated in full to read as follows:

      "Each Shareholder jointly and severally agrees to indemnify and hold Parent, Sub and their officers, directors and affiliates (the "Indemnified Parties") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses") incurred by the Indemnified Parties directly or indirectly as a result of: (i) any inaccuracy or breach of a representation or warranty of the Company a certificate of any officer of the Company delivered pursuant to this Agreement, or a Shareholder Certificate, (ii) any failure by the Company or a Shareholder to perform or comply with any covenant contained in this Agreement, (iii) any dispute between the Company and the individual named in
Section 2.9(n) of the Disclosure Schedule, (iv) the Net Liabilities exceeding the greater of the Estimated Net Liabilities or $405,739, or (v) the Third Party Expenses (excluding those Third Party Expenses described in Section 5.4(d)) incurred by the Company exceeding the greater of the Estimated Third Party Expenses (excluding those Estimated Third Party Expenses described in
Section 5.4(d)) or $50,000; provided, however, that,

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except as set forth in Sections 7.2(b) and 7.5, the aggregate amount for which the Shareholders are required to indemnify the Indemnified Parties shall not exceed the amount deposited in the Escrow Fund (as defined below)."

    26. Section 8.1(b) is hereby amended to delete "December 31, 1998" and replace it with "February 28, 1999."

    27. Footnote "*" on Exhibit A--Compensation Table is hereby amended and restated as follows.

      "Annual Rate schedule reflects Bay Area based employee annual rate; such rates may be adjusted to reflect Parent's standard ratio between the Bay Area and the Seattle Area, but not by more than 15%."

    28. Exhibit C--Form of Shareholder Certificate shall be deleted in full. In addition, all references to the Shareholder Certificates and to the execution and delivery of the Shareholder Certificates are hereby deleted in their entirety.

    29. Exhibit D--Form of Registration Rights Agreement of the Reorganization Agreement shall be deleted in full.

  B. This Amendment shall be governed by California law and may be executed in counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

  C. Except as expressly amended by this Amendment, all provisions of the Reorganization Agreement shall remain in full force and effect.

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  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date referred to above.

INFOSEEK CORPORATION                           QUANDO, INC.
a Delaware corporation                         an Oregon corporation

By: _______________________________________    By: _________________________________________
    Harry Motro, Chief Executive Officer         David Billstrom, Chief Executive Officer
                and President                                  and President

STEELHEAD ACQUISITION CORP.                    PRINCIPAL SHAREHOLDERS
an Oregon corporation

By: _______________________________________    _____________________________________________
      Andrew E. Newton, Vice President                        David Billstrom
                                               _____________________________________________
                                                             William Neuhauser

SHAREHOLDER REPRESENTATIVE                     ESCROW AGENT
(as to the provisions of Article VII only)     (as to the provisions of Article VII only)

___________________________________________    By: _________________________________________
               Stanton R. Koch
                                               Name: _______________________________________
                                               Title: ______________________________________


  [Signature Page to Amendment No. 1 to Agreement and Plan of Reorganization]

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